ALLIANCEBERNSTEIN LARGE-CAP GROWTH FUND, INC.

FORMER POLICIES				CURRENT POLICIES

Investment Objective:

Fundamental:				Non-fundamental:

Long-term growth of capital		The Funds investment objective
by investing predominantly		is long-term growth of capital.
in equity securities of a
limited number of large,
carefully selected,
high-quality U.S. companies
that are judged likely
to achieve superior
earnings growth


Fundamental Investment Policies:

The Fund is a diversified		The Fund is diversified.
fund as a matter of
fundamental policy.

Related fundamental policy:		Related fundamental policy:

The Fund may not, with respect		Policy eliminated.
to 75% of its assets (i) have
more than 5% of its assets
invested in any one issuer
and (ii) own more than 10%
of the outstanding voting
securities of any one
issuer.

The Fund normally invests at		Policy eliminated.
least 80% of its total assets
in the equity securities of
U.S. companies.

The Fund may not invest 25%		The Fund may not concentrate
or more of the value of its		investments in an industry,
total assets in the same		as concentration may be
industry except that this		defined under the 1940
restriction does not apply		Act or the rules and
to securities issued or			regulations thereunder (as
guaranteed by the U.S.			such statute, rules or
Government, its agencies		regulations may be amended
and instrumentalities.			from time to time) or by
					guidance regarding,
					interpretations of, or
					exemptive orders under, the
					1940 Act or the rules or
					regulations thereunder published
					by appropriate regulatory
					authorities.

The Fund may not issue			The Fund may not issue any
senior securities (except		senior security (as that
to the extent that securities		term is defined in the
lending may be considered		1940 Act) or borrow money,
senior securities) or			except to the extent permitted
borrow money, except for		by the 1940 Act or the rules
temporary or emergency			and regulations thereunder
purposes in an amount not		(as such statute, rules or
exceeding 5% of the value of		regulations may be amended
its total assets at the			from time to time) or by
time the borrowing is made.		guidance regarding, or
					interpretations of, or exemptive
					orders under, the 1940 Act or the
					rules or regulations thereunder
					published by appropriate
					regulatory authorities.

					For the purposes of this
					restriction, margin and collateral
					arrangements, including, for
					example, with respect to
					permitted borrowings, options,
					futures contracts, options on
					futures contracts and other
					derivatives such as swaps are not
					deemed to involve the issuance of
					a senior security.

The Fund may not pledge,		Prohibition eliminated.
mortgage, hypothecate or
otherwise encumber any of
its assets except in
connection with the writing
of call options and except
to secure permitted borrowings.

The Fund may not invest in		Restriction eliminated
the securities of any issuer
that has a record of less than
three years of continuous
operation (including the
operation of any predecessor)
if the investment at the time
thereof would cause more than
10% of the value of the Fund
to be invested in the
securities of such issuer
or issuers.

Related fundamental policy:		Related fundamental policy:

The Fund may not purchase the		Restriction eliminated.
securities of any company
that has a record of less
than three years of continuous
operation (including that of
predecessors) if such purchase
at the time thereof would
cause more than 5% of its
total assets, taken at current
value, to be invested in
the securities of such
companies.

The Fund may not make loans		The Fund may not make
to other persons, except that		loans except through (i) the
the Fund may lend its Fund		purchase of debt obligations
securities in accordance with		in accordance with its
applicable law.  The			investment objectives and
acquisition of investment		policies; (ii) the lending
securities or other			of Fund securities; (iii)
investment instruments shall		the use of repurchase agreements;
not be deemed the making of		or (iv) the making of loans
a loan.					to affiliated funds as permitted
					under the 1940 Act, the rules and
					regulations thereunder (as such
					statutes, rule or regulations may
					be amended from time to time),
					or by guidance regarding, and
					interpretations of, or exemptive
					orders under, the 1940 Act.

The Fund may not participate		Prohibition eliminated.
on a joint or joint and
several basis in any
securities trading account.

The Fund may not invest in		Prohibition eliminated.
companies for the purpose
of exercising control.

The Fund may not write put		Prohibition eliminated.
options.

The Fund may not purchase		Policy eliminated.
the securities of any other
investment company or
investment trust, except
when such purchase is part
of a merger, consolidation
or acquisition of assets.

					Non-fundamental policy:

					The Fund may invest in the
					securities of other investment
					companies, including exchange-
					traded funds, to the extent
					permitted under the 1940 Act or
					the rules and regulations
					thereunder (as such statute,
					rules or regulations may be
					amended from time to time) or
					by guidance regarding,
					interpretations of, or exemptive
					orders under, the 1940 Act or the
					rules or regulations thereunder
					published by appropriate
					regulatory authorities.

The Fund may not purchase		The Fund may not purchase or
or sell real estate except		sell real estate except that
that it may purchase and		it may dispose of real estate
sell securities of companies		acquired as a result of
which deal in real estate		the ownership of securities or
or interests therein.			other instruments.
					This restriction does not prohibit
					the Fund from investing in
					securities or other instruments
					backed by real estate or in
					securities of companies engaged
					in the real estate business.

The Fund may not purchase		The Fund may not purchase or sell
or sell commodities or			commodities regulated by the
commodity contracts (other		Commodity Futures Trading
than stock index futures		Commission under the Commodity
contracts).				Exchange Act or commodities
					contracts except for futures
					contracts and options on futures
					contracts.

Related non-fundamental policies:	Related non-fundamental policies:

The Fund may not enter into		Prohibition eliminated.
any futures contracts or
options on futures contracts
if immediately thereafter
the market values of such
outstanding contracts would
exceed 50% of total assets.

The Fund may not purchase or		Prohibition eliminated.
sell a stock index future if,
immediately thereafter,
more than 30% of its total
assets would be hedged by stock
index futures or if
immediately thereafter the sum
of the amount of margin
deposits on the Funds existing
futures positions would exceed
5% of the market value of
the Funds total assets.

The Fund may not invest in		Prohibition eliminated.
interests in oil, gas or other
mineral exploration or
development programs, except
that it may purchase
and sell securities of
companies that deal in
oil, gas or other mineral
exploration or development
programs.

The Fund may not purchase		Policy eliminated.
securities on margin except
for such short-term credits
as may be necessary for the
clearance of transactions.

					Non-fundamental policy:

					The Fund may not purchase
					securities on margin, except (i)
					as otherwise provided under rules
					adopted by the SEC under the 1940
					Act or by guidance regarding
					the 1940 Act, or interpretations
					thereof, and (ii) that the Fund
					may obtain such short-term credits
					as are necessary for the
					clearance of portfolio
					transactions, and the Fund may
					make margin payments in connection
					with futures contracts, options,
					forward contracts, swaps, caps,
					floors, collars and other
					financial instruments.

The Fund may not make short		Prohibition eliminated.
sales of securities.

The Fund may not act as an		The Fund may not act as
underwriter of securities,		an underwriter of securities,
except that the Fund may		except that a Fund may
acquire restricted securities		acquire restricted securities
or securities in private		under circumstances in which,
placements under			if such securities were sold,
circumstances in which,			the Fund might be deemed to be
if such securities were			an underwriter for purposes
sold, the Fund might be			of the Securities Act of 1933,
deemed to be an underwriter		as amended (the Securities Act).
within the meaning of the
Securities Act of 1933.

The Fund may not purchase		Restriction eliminated.
puts, calls, straddles,
spreads and any combination
thereof if by reason thereof
the value if its aggregate
investment in such classes
of securities will exceed
5% of its total assets.

The Fund may not engage			Prohibition eliminated.
in options in the
over-the-counter market if
such options are available
on an exchange.

The Fund will only transact		Policy eliminated.
in over-the-counter options
with major broker-dealer and
financial institutions whom
the Adviser considers
creditworthy.

The Fund will only engage in		Policy eliminated.
options which are liquid and
readily marketable, i.e., the
market will be of sufficient
depth and liquidity so as not
to create undue risk.

The aggregate premiums paid on		Restriction eliminated
all options which are held at
any time may not exceed 20%
of the companys total net
assets.

The Fund prohibits the purchase		Prohibition eliminated.
or retention of the securities
of any issuer if its officers,
Directors or Advisors
owning beneficially more
than one-half of one percent
of the securities of each
issuer together own
beneficially more than five
percent of such securities.

Any securities transaction		Policy eliminated.
effected through an affiliated
broker-dealer will be fair
and reasonable in compliance
with Rule 17e-1 under the 1940 Act.

Special meetings of stockholders	Policy eliminated.
for any purpose may be called by
10% of its outstanding
shareholders.

The Fund will not invest in		Policy eliminated.
warrants if such warrants
valued at the lower of cost
or market would exceed 5%
of the value of the Funds
net assets.  Included within
such amount, but not to
exceed 2% of the Funds net
assets, may be warrants which
are not listed on the New
York Stock Exchange or the
American Stock Exchange.
Warrants acquired by the
Fund in units or attached
to securities may be deemed
to be without value.

					Non-fundamental:
					The Fund may invest in
					rights or warrants.

The Fund will not invest		Prohibition eliminated.
in real estate partnerships
and will not invest in
mineral leases.

Non-fundamental Investment Policies:

The Fund may make loans of		The Fund may lend Fund securities
Fund securities of up to		to the extent permitted under
33-1/3% of its total assets		the 1940 Act or the rules
(including collateral for		and regulations thereunder
any security loaned).			(as such statute, rules or
					regulations may be amended
					from time to time) or by
					guidance regarding,
					interpretations of, or
					exemptive orders under,
					the 1940 Act.

The Fund will limit its			The Fund will limit its investment
investments in illiquid			in illiquid securities to no
securities to no more than		more than 15% of net assets
15% of its net assets.			or such other amount permitted
					by guidance regarding the 1940 Act.


Related non-fundamental policy:		Related non-fundamental policy:

The Fund may invest up to 5%		Restriction eliminated.
of its net assets (taken at
market value) in restricted
securities (excluding Rule
144A securities) issued
under Section 4(2) of the
Securities Act.

The Fund also may invest up		Policy eliminated.
to 25% of its total assets
in lower-rated fixed income
securities and convertible
bonds.

The Fund may invest up to		Policy eliminated.
20% of its net assets in
convertible securities.

The Fund may invest up to		Restriction eliminated.
20% of its net assets in
non-U.S. securities.

The Fund may write exchange-		Restrictions eliminated.
traded call options on its
securities of up to 15% of
its total assets and purchase
and sell exchange-traded call
and put options on common
stocks written by others
of up to, for all options,
10% of its total assets.